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                                                                    EXHIBIT 2.01
                                                                    ------------

                          PLAN AND AGREEMENT OF MERGER

          THIS IS A PLAN AND AGREEMENT OF MERGER DATED AS OF AUGUST 19, 1998 (THE "AGREEMENT") BETWEEN GREAT LAKES DREDGE & DOCK CORPORATION, A DELAWARE CORPORATION (THE "COMPANY") AND GREAT LAKES DREDGE & DOCK ACQUISITION, INC., A DELAWARE CORPORATION ("MERGER SUB"). THE COMPANY AND MERGER SUB ARE SOMETIMES HEREINAFTER COLLECTIVELY REFERRED TO AS THE "CONSTITUENT CORPORATIONS."

                                  BACKGROUND
                                  ----------

          The Boards of Directors of the Company and Merger Sub, deeming it to be advantageous to their respective corporations and their stockholders, have duly approved this Agreement and its execution. Accordingly, the parties hereto agree as follows:

                                     TERMS
                                     -----

                                   ARTICLE I


          1.1.   Merger. Subject to the terms and conditions hereof, at the
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Effective Time (as defined in Section 1.5) Merger Sub shall be merged with and into the Company (the "Merger") pursuant to provisions of the Delaware General Corporation Law, the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and continue its existence under Delaware law under the name "Great Lakes Dredge & Dock Corporation."

          1.2.   Effect of Merger. At the Effective Time of the Merger, all the
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rights, property, real, personal and mixed, and franchises of each of the
Constituent Corporations, and all debts due on whatever account to either of them, including subscriptions to shares and other things in action or belonging to either of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed, and the Surviving Corporation shall thenceforth be responsible for all the liabilities and obligations of each of the Constituent Corporations.

          1.3.   Stockholder Approval. Subsequent to the execution of this
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Agreement, each of the Company and Merger Sub shall submit this Agreement to its stockholders for their approval pursuant to the applicable provisions of the Delaware General Corporation Law.

          1.4.   Filing of the Agreement. Following the approval of this
                 -----------------------
Agreement by the stockholders of the Company and Merger Sub, and provided that this Agreement has not been terminated pursuant to section 4.1 hereof, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware this Agreement or the appropriate Certificate of Merger (the "Certificate of Merger") duly executed by the Company and Merger Sub in accordance with the requirements of the Delaware General Corporation Law.
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          1.5.   Effective Time. The Merger shall become effective at such time
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as this Agreement shall be filed with the Secretary of State of the State of
Delaware (such time of effectiveness being herein sometimes referred to as the "Effective Time").

                                  ARTICLE II

          2.1.   Certificate of Incorporation. Immediately prior to the
                 ----------------------------
Effective Time and until thereafter amended or supplemented in accordance with their respective terms and Delaware General Corporation Law, the Certificate of Incorporation of the Company shall be as set forth in Exhibit A attached hereto
                                                      ---------
and hereby made a part hereof. The Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of the Surviving
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Corporation until thereafter amended as provided therein and by law.

          2.2.   Bylaws. The Bylaws of Merger Sub as in effect immediately prior
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to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein and by law.

          2.3.   Directors. The directors of Merger Sub immediately prior to the
                 ---------
Effective Time shall continue as the directors of the Surviving Corporation after the Effective Time, to hold office until the expiration of their current terms, or their prior resignation, removal or death.

          2.4.   Company Officers. The officers of the Company immediately prior
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to the Effective Time shall continue as the officers of the Surviving
Corporation after the Effective Time, to hold office until the expiration of their current terms, or their prior resignation, removal or death.

                                  ARTICLE III

          3.1.   Conversion of Stock. At the Effective Time by virtue of the
                 -------------------
Merger and without any action on the part of the holder of any of the capital stock of the Company or Merger Sub:

                 (a)   Definitions. For purposes of this agreement the following
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definitions shall apply:

                       (i) "Effective Time Merger Consideration" means $155,995,675.

                       (ii) "Per Share Effective Time Merger Consideration" means the quotient obtained by dividing (i) the Effective Time Merger Consideration by (ii) the total number of shares of the Company's Common Stock, no par value per share ("Company Common Stock"), outstanding at the Effective Time ("Total Shares of Company Common Stock").

                 (b)   Company Common Stock.
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                       (i)   Each share of Company Common Stock issued and
outstanding immediately prior to the Effective Time (other than any Retained Shares (as hereinafter defined), Vectura Shares (as hereinafter defined), and Dissenting Shares (as hereinafter
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defined)) shall be canceled and extinguished and converted into the right to receive, without interest, the Per Share Effective Time Merger Consideration.

                 (ii)  Retained Shares. All shares of Company Common Stock held
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by members of the Company management listed on Exhibit B attached hereto (such
                                               ---------
shares being the "Retained Shares"), shall be canceled and extinguished and converted into the number of validly issued, fully paid and non-assessable shares of Class A Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corp. Class A Common"), and the number of validly issued, fully paid and non-assessable shares of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corp. Series A Preferred") as set forth opposite each shareholder's name on Exhibit B.
                      ---------

                 (iii) Vectura Shares. All shares of Company Common Stock held
                       --------------
by Vectura Holding Company LLC (such shares being the "Vectura Shares"), shall be canceled and extinguished and converted into 749,753 validly issued, fully paid and non-assessable shares of Surviving Corp. Class A Common and 7,500 validly issued, fully paid and non-assessable shares of Surviving Corp. Series A Preferred.

                 (iv)  Dissenting Shares. Notwithstanding anything herein to the
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contrary, any shares of Company Common Stock issued and outstanding prior to the
Effective Time and held by a holder (if any) who has exercised the right to demand payment for fair value of such shares in accordance with Article 262 of the General Corporation Law of Delaware or similar provisions (the "Dissenting Shares"), shall not be converted into a right to receive the consideration referred to in the foregoing paragraphs (i) through (iii) (the "Merger Consideration") unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, then as of the later of the Effective Time or the occurrence of such event, such holders' shares of Company Common Stock shall automatically be converted into and represent only the right to receive the Per Share Effective Time Merger Consideration, without interest, as provided in this Article 3.1(b) upon surrender of the certificate or certificates representing any shares of Company Common Stock. The Company shall give prompt notice to Merger Sub of any demands received by the Company for payment or appraisal of shares of Company Common Stock, and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the mutual written approval of Merger Sub, settle or offer to settle any such demands.

          (c)    Merger Sub Common and Preferred Stock
                 -------------------------------------

                 (i) Each share of Class A Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Class A Common") issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and converted into one validly issued, fully paid and non-assessable share of Surviving Corp. Class A Common; the shares of Merger Sub Class A Common so converted shall cease to exist as such, and shall exist only as shares of Surviving Corp. Class A Common; and shares of Merger Sub Class A Common held in Merger Sub's treasury shall be canceled and retired.
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                 (ii)  Each share of Class B Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Class B Common") issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and converted into one validly issued, fully paid and non-assessable share of Class B Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corp. Class B Common"); the shares of Merger Sub Class B Common so converted shall cease to exist as such, and shall exist only as shares of Surviving Corp. Class B Common; and shares of Merger Sub Class B Common held in Merger Sub's treasury shall be canceled and retired.

                 (iii) Each share of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, of Merger Sub ("Merger Sub Series A Preferred") issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and converted into one validly issued, fully paid and non-assessable share of Surviving Corp. Series A Preferred; the shares of Merger Sub Series A Preferred so converted shall cease to exist as such, and shall exist only as shares of Surviving Corp. Series A Preferred; and shares of Merger Sub Series A Preferred held in the Merger Sub's treasury shall be canceled and retired.

          3.2.   Fractional Shares; Adjustments. No fractional shares of the
                 ------------------------------
Surviving Corporation shall be issued as a result of the conversion provided for in Section 3.1(a). In lieu of any such fractional shares, the holder of a fractional interest in shares of common or preferred stock in the Surviving Corporation shall be entitled to receive a cash payment therefor in an amount equal to the value of one dollar ($1) per share of Surviving Corp. Class A Common and one thousand dollars ($1,000) per share of Surviving Corp. Series A Preferred.

          3.3.   Shareholders Agreements; Option Plans. At the Effective Time,
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all shareholders agreements by and among the Company and the shareholders and all option plans of the Company shall be terminated and have no further force and effect; provided, that this provision shall in no event affect any
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shareholder agreement in respect of the Surviving Corp. Class A Common,
Surviving Corp. Class B Common or Surviving Corp. Series A Preferred dated as of, on or after the date of the Effective Time.

                                  ARTICLE IV

          4.1.   Termination. This Plan and Agreement of Merger may be
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terminated and the Merger abandoned by action of the board of directors of either the Company or Merger Sub at any time before the Effective Time, notwithstanding the approval in the manner set forth in Section 1.3.

          4.2.   Governing Law. This Agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware.

          4.3.   Headings. The section headings herein are for convenience of
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reference only and shall not affect the construction or interpretation of this
Agreement.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            GREAT LAKES DREDGE & DOCK
                                              ACQUISITION, INC.


Attest: /s/ Paul D. Delva                   By: /s/ Michael A. Delaney
       -----------------------------           ------------------------------
       Name:                                   Name: Michael A. Delaney
       Title:                                  Title: Vice President


                                            GREAT LAKES DREDGE & DOCK
                                              CORPORATION


Attest: /s/ Mark R. Thomas                  By: /s/ Douglas B. Mackie
       -----------------------------           ------------------------------
       Name:                                   Name:
       Title:                                  Title:
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Exhibit A -- Restated Certificate of Incorporation of Great Lakes Dredge & Dock
             Corporation.

Exhibit B -- Schedule of Retained Shares.